As filed  with the  Securities  and  Exchange  Commission  on June 4, 2003.
                                       Registration File No. __________________.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         NATIONAL SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

                TEXAS                                        86-0837077
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)


            14455 NORTH HAYDEN ROAD, SUITE 202, SCOTTSDALE, AZ 85260 (Address, including zip code, of registrant's principal executive offices)

                          CONSULTING SERVICES AGREEMENT
                              (Full title of Plan)

                         MICHAEL A. GROLLMAN, PRESIDENT
                         NATIONAL SCIENTIFIC CORPORATION
                             14455 NORTH HAYDEN ROAD
                                    SUITE 202
                              SCOTTSDALE, AZ 85260
                                  480-948-8324
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF SALES PURSUANT TO THE PLAN: As soon as possible after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

============================== ================== ================== ==================== =================
                                                       PROPOSED            PROPOSED
                                     AMOUNT            MAXIMUM             MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES             TO BE          OFFERING PRICE         AGGREGATE       REGISTRATION
      TO BE REGISTERED             REGISTERED        PER SHARE (1)      OFFERING PRICE        FEE (1)
============================== ================== ================== ==================== =================
Common Stock, $.01 Par Value        625,000              0.18               112,500             9.12
============================== ================== ================== ==================== =================

(1) Estimated solely for the purpose of calculating the registration fee based on average of the bid and asked price of registrant's common stock on May 31, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by National Scientific Corporation (the "Company" or "NSC") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

         (i) The Company's Annual Report on Form 10-KSB for the year ended September 30, 2002;

         (ii)  All other  reports  filed by the Company with the SEC pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the Company's latest annual report; and

         (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-KSB filed under the Exchange Act, including any amendment or report to update such description.

         All documents filed by the Company under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement, that indicate all securities offered have been sold or that deregisters all remaining securities will be incorporated by reference in this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Texas Business Corporation Act provides for indemnification of directors and officers of the Company in certain circumstances. The Company's Articles of Incorporation and Bylaws do not provide for indemnification of its directors and officers, nor for advancement of litigation expenses, nor do its bylaws. However, the Corporation has entered into Agreements with several of its directors and officers to indemnify them under certain limited circumstances. These circumstances are primarily limited to those allowed by the Texas Business Corporation Act where the officers or directors are appropriately performing their lawful duties and yet are not fully covered by any available Company directors and officers' insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5        Opinion and Consent of David M. Dobbs, P.C

         10.1     Consulting Services Agreement

         23.1     Consent of Hurley & Company


ITEM 9.  UNDERTAKINGS.

         A.  Undertaking to Update.

             The Company hereby undertakes:

             (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                  (ii) reflect in the prospectus any facts or events that, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) include any additional or changed material information on the plan of distribution not previously disclosed in this Registration
Statement  or any  material  change  to such  information  in this  Registration
Statement unless the information required by (i) and (ii) is included in the periodic reports the Company has filed under Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

             (2) For determining any liability under the 1933 Act, to treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of such securities at that time to be deemed the initial bona fide offering thereof; and

             (3) To   file  a   post-effective   amendment    to  remove    from
registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona on June 4, 2003.

                                    NATIONAL SCIENTIFIC CORPORATION

                                    /s/ Michael A. Grollman
                                    --------------------------------------------
                                    Michael A. Grollman
                                    Chief Executive Officer, President, Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE/CAPACITY                DATE

/s/ Lou L. Ross                    Director                        June 4, 2003
-------------------------------    (Founder)
Lou L. Ross

/s/ Michael A. Grollman            Director, Chief Executive       June 4, 2003
-------------------------------    Officer, Chairman, President
Michael A. Grollman

/s/ Graham L. Clark                Director, Secretary, and Vice   June 4, 2003
-------------------------------    President
Graham L. Clark

                                INDEX TO EXHIBITS


         5        Opinion and Consent of David M. Dobbs, P.C

         10.1     Consulting Services Agreement

         23.1     Consent of Hurley & Company






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